As filed with the Securities and Exchange Commission on July 24, 2026
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

HEALTHCARE SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	23-2018365
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

3220 Tillman Drive, Suite 300, Bensalem, Pennsylvania	19020
(Address of Principal Executive Office)	(Zip Code)

Healthcare Services Group, Inc. Amended 2020 Omnibus Incentive Plan
(Full Title of the Plan)

Theodore Wahl
Chief Executive Officer
Healthcare Services Group, Inc.
3220 Tillman Drive, Suite 300
Bensalem, Pennsylvania 19020
(Name and Address of Agent for Service)

(215) 639-4274
(Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Kenneth A. Schlesinger, Esq.
Olshan Frome Wolosky LLP
1325 Avenue of the Americas
New York, NY 10019
(212) 451-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
The shareholders of Healthcare Services Group, Inc. (the “Company”) approved an amendment to the Company's 2020 Omnibus Incentive Plan (the “Amended Plan”) on May 26, 2026 to increase the number of shares of the Company's common stock, par value $0.01 (the "Common Stock") that are available for issuance thereunder by 2,500,000 shares. This Registration Statement on Form S-8 is being filed by the Company for the purpose of registering an additional 2,500,000 shares of the Common Stock under the Amended Plan. Pursuant to Instruction E of Form S-8, this Registration Statement filed with the Securities and Exchange Commission (the "Commission") hereby incorporates by reference the contents of the registration statements on Form S-8 filed by the Registrant on July 24, 2020 (File No. 333-240096) and on July 28, 2023 (File No. 333-273517) (collectively, the “Prior Registration Statements”), with respect to the Amended Plan, as further supplemented by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the “Commission” are incorporated by reference into this Registration Statement:

a.The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the Commission on February 13, 2026.

b.The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the Commission on April 24, 2026.

c.The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the Commission on July 24, 2026.

d.The Registrant’s Current Reports on Form 8-K filed with the Commission on April 13, 2026 and May 27, 2026.

e.The Registrant’s definitive proxy statement on Schedule 14A filed with the Commission on April 15, 2026; and

f.All other reports and documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

g.Description of the Registrant’s Common Stock, contained in Item I of the Registrant’s Registration Statement on Form 8-A, filed with the Commission on April 30, 1984, including any amendments or reports filed for the purpose of updating such description, including the description of the Registrant’s Common Stock included as Exhibit 4.6 to the Registrant’s Annual Report on Form 10-K filed with the SEC on February 13, 2026.

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ITEM 8.    EXHIBITS

		Incorporation by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date	Filed or Furnished Herewith
4.1	Amended and Restated Articles of Incorporation of the Registrant as of May 30, 2000	10-K	0-12015	3.2	3/21/2001	—
4.2	Amendment to the Amended and Restated Articles of Incorporation of the Registrant as of May 22, 2007	8-K	0-12015	3.1	5/24/2007	—
4.3	Second Amended and Restated Bylaws of the Registrant as of February 17, 2015	10-K	0-12015	3.3	2/19/2015	—
4.4 (P)	Specimen Certificate of the Common Stock, $0.01 par value, of the Registrant	S-18	2-87625-W	4.1	—	—
4.5†	Second Amended and Restated 2020 Omnibus Incentive Plan	10-Q	0-12015	10.2	7/24/2026	—
5.1	Opinion of Olshan Frome Wolosky LLP with respect to legality of the Common Stock.	—	—	—	—	X
23.1	Consent of Grant Thornton LLP, an independent registered public accounting firm.	—	—	—	—	X
23.2	Consent of Olshan Frome Wolosky LLP, included in Exhibit No. 5.1.	—	—	—	—	X
24.1	Power of Attorney, included on the signature page to this Registration Statement.	—	—	—	—	X
107.1	Filing Fee Table	—	—	—	—	X

†	Indicates a management plan or compensatory plan or arrangement.
(P)	Prior to digital copy

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Bensalem, Commonwealth of Pennsylvania, on July 24, 2026.

HEALTHCARE SERVICES GROUP, INC.
(Registrant)

By:	/s/ Theodore Wahl
Theodore Wahl
President and Chief Executive Officer

POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each of the undersigned officers and directors of Healthcare Services Group, Inc. hereby constitutes and appoints Theodore Wahl and Vikas Singh and each of them singly, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her in his or her name in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and to prepare any and all exhibits thereto, and other documents in connection therewith, and to make any applicable state securities law or blue sky filings, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done to enable Healthcare Services Group, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

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Signature	Title	Date

/s/ Theodore Wahl	Director and President & Chief Executive Officer	7/24/2026
Theodore Wahl	(Principal Executive Officer)

/s/ Vikas Singh	Executive Vice President & Chief Financial Officer	7/24/2026
Vikas Singh	(Principal Financial Officer)

/s/ Andrew M. Brophy	Senior Vice President, Chief Accounting Officer	7/24/2026
Andrew M. Brophy	(Principal Accounting Officer)

/s/ Jude Visconto	Chairman of the Board	7/24/2026
Jude Visconto

/s/ Diane S. Casey	Director	7/24/2026
Diane S. Casey

/s/ Thomas G. Whalen	Director	7/24/2026
Thomas G. Whalen

/s/ Dino D. Ottaviano	Director	7/24/2026
Dino D. Ottaviano

/s/ Thomas M. Gallagher	Director	7/24/2026
Thomas M. Gallagher

/s/ Daniela Castagnino	Director	7/24/2026
Daniela Castagnino

/s/ Laura Grant	Director	7/24/2026
Laura Grant

/s/ Kurt Simmons, Jr.	Director	7/24/2026
Kurt Simmons, Jr.

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